Exhibit 99.1

NOVAGOLD Reports First Quarter Results: Donlin Gold Continues to Advance with Receipt of Additional State Permits and the Company Maintains a Strong Cash Position

Donlin Gold received key state permits:

o	Alaska Department of Environmental Conservation (ADEC) granted final Waste Management Permit

o	Alaska Department of Natural Resources (ADNR) granted final Reclamation and Closure Plan Approval

Cash and term deposits were $162 million as of February 28, 2019

April 2, 2019 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE American: NG) today released its first quarter 2019 financial results and update on the Donlin Gold project in Alaska, which NOVAGOLD owns equally with Barrick Gold Corporation (“Barrick”).

Details of the financial results for the first quarter ended February 28, 2019 are presented in the consolidated financial statements and quarterly report filed on Form 10-Q with the SEC that is available on the Company's website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all mineral resource and reserve estimates are shown on a 100% project basis.

In the first quarter 2019, the following milestones were achieved:

Donlin Gold received two key state permits and advanced other approvals:

ADEC issued the final Waste Management Permit

ADNR issued the final Reclamation and Closure Plan Approval and advanced two other state authorizations

▪	Division of Mining, Land, and Water issued preliminary land use decisions for public comment, proposing to authorize facilities associated with the project’s transportation corridor

▪	Division of Oil and Gas, State Pipeline Coordinator’s Section issued a preliminary decision to authorize the sections of the pipeline on state lands

▪	Launched a series of six public meetings on the preliminary decisions

With permitting largely complete, there is an increased focus on continuing to integrate scoping-level optimization work into a study that will serve as the basis for an updated project development plan

Donlin Gold and NOVAGOLD continued active external affairs and community engagement:

Attended the State of Alaska legislative session in Juneau and met with key Representatives, Senators, Governor Dunleavy, senior agency executive appointees and mining program staff

Connected with key stakeholders at the first two ADNR public hearings held in McGrath and Tyonek

Met with career counselors in the Lower Kuskokwim School District to engage youth in a career fair

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Participated in the Alaska Forum on the Environment and received the Green Star® Certification award that recognizes businesses for their efforts toward sustainable environmental stewardship

Hosted the Donlin Gold Safety Expo ahead of the Iron Dog race in Alaska

Together with The Kuskokwim Corporation (TKC), organized and participated in a Middle Kuskokwim gathering to discuss health & safety, community healing, mining, workforce development and other matters

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President’s Message

During the first quarter of 2019, we focused our activities on supporting government efforts in relation to various state permits. In addition, together with our partner Barrick Gold, we continued to advance optimization work on Donlin Gold and began preparing for the upcoming field program. I’m pleased to report that in January, we received two state permits: the final Waste Management Permit and the final Reclamation and Closure Plan Approval that were issued by ADEC and ADNR, respectively.

Progress was also made on other key state authorizations. ADNR issued preliminary land use decisions for public comment proposing to authorize facilities associated with the project’s transportation corridor, including the access road and related material sites, airstrip, and upriver Jungjuk Port.  The public comment period for these decisions closed on March 29, 2019. Additionally, ADNR issued the State Pipeline Coordinator’s Section preliminary decision to authorize the sections of the pipeline on state lands. The comment period for this decision closed on March 22, 2019 after public meetings in Anchorage, Bethel, Aniak, McGrath, Tyonek, and Skwentna Roadhouse. In the first quarter, Donlin Gold representatives provided technical support and responded to questions about the pipeline during the first two ADNR public hearings in McGrath and Tyonek.

ADNR’s approval of the Alaska Dam Safety certificates for the tailings storage facility and water retention and diversion structures requires a thorough stepwise process to deliver a final construction package to the State. The upcoming field program will be focused on completing a site investigation and collection of geotechnical information for the advancement of the engineering from a feasibility level to the final construction package. The site investigation information will support a preliminary design, detailed design and ultimately the final construction package, each of which will be submitted to ADNR for final approval and issuance of the certificates. We are currently in the advanced planning stage for the field program that will consist of geotechnical core drilling, test pits, overburden drilling, packer tests, hydrogeologic test well installation and pumping tests, and geophysical surveys. The field program will carry into 2020.

In the first quarter, Earthjustice filed an administrative appeal of the Reclamation and Closure Plan Approval with ADNR and sent a request to ADEC for an informal review of the Waste Management Permit. In 2018, Earthjustice requested an informal review by ADEC of the State of Alaska’s 401 certification. ADNR and ADEC are expected to issue their decisions in the second half of 2019. Given the level of detail and extensive work that has gone into these permits, we expect these permits to remain in place.

With permitting largely complete, we are shifting more focus on integrating scoping-level optimization work into a study that will serve as the basis for an updated project development plan. Given Donlin Gold’s stage of development, this is the right time to advance work such as the Alaska Dam Safety certificates and engineering studies, to have the flexibility needed to proceed with the development of Donlin Gold.

With the completion of the recent Barrick-Randgold merger, the Donlin Gold partnership is clearly benefitting from very constructive input from Barrick’s new technical team. We have a common goal of advancing the project in a financially-disciplined manner with a focus on engineering excellence, environmental stewardship, safety and social responsibility.

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Deposits like Donlin Gold are extremely scarce and very important, particularly given the industry’s rapid decline in gold reserves and grade. A federally-permitted “category-killer” gold project, primed for development in Alaska - the second largest gold-producing state after Nevada, in a country that is one of the safest jurisdictions in the world - is unique in terms of value proposition for all stakeholders. With approximately 39,000,000 ounces of gold in measured and indicated mineral resources grading 2.24 grams per tonne1, Donlin Gold is more than five times the size of the peer group average2 and nearly double the world average grade.3 With a mine life measured in decades and the extensive exploration potential along the eight-kilometer mineralized trend, the project could operate for a very long time. It is our belief that the Company is truly well positioned to create a lot of value for its shareholders when gold embarks upon the next leg of what we strongly believe to be a long-term secular bull market. For more information, please feel free to reference the 2018 Annual Report we issued in March 2019, which goes into Donlin Gold’s uniqueness and our strategy regarding its development in greater detail:

http://www.novagold.com/_resources/interactive_ar_2018/mobile/index.html

External Affairs & Stakeholder Engagement

A big part of our activities in Alaska is working in partnership with Calista and TKC, our Native Corporation partners, on different health and safety, educational, environmental and cultural initiatives that support a balanced and sustainable development plan for the project and surrounding communities. To that end, with a mining-industry delegation, we attended the State of Alaska legislative session in Juneau and met with Alaska State House Representatives and Senators, newly-elected Governor Michael Dunleavy, senior agency executive appointees and mining program staff. Donlin Gold also met with career counselors in the Lower Kuskokwim School District with the goal of engaging youth in the region in an upcoming career fair. We participated in the Alaska Forum on the Environment where we also received the Green Star® Certification award, that recognizes businesses for their efforts in sustainable environmental stewardship. Donlin Gold hosted their annual Safety Expo ahead of the Iron Dog race in Alaska. Together with TKC, Donlin Gold organized and participated in a Middle Kuskokwim gathering of TKC villages to discuss community areas of interest and mining. NOVAGOLD strongly believes that transparent and open communication with local communities is an essential part of our day-to-day responsibilities in the region.

Balance Sheet

NOVAGOLD is extremely well funded. With approximately $162 million in cash and term deposits as of February 28, 2019, plus the additional $100 million we expect to receive from Newmont in guaranteed payments within less than five years, and a further $75 million contingent payment4, we have enough funds to advance Donlin Gold and meet all of our foreseeable financial obligations with no need to go to capital markets until a construction decision is made.

It is my continued belief that NOVAGOLD represents a unique investment opportunity. Being a pure play on one of the world’s largest and highest-grade known open-pit gold deposits - now permitted for development in a geo-politically safe jurisdiction with well-established support for responsible mining - is an incredible value proposition. With time, we believe Donlin Gold’s scarcity value can only get better as the industry depletes its established endowment in the face of what we expect to be a “long wave” in gold to rival the first leg that took it from $250 to $1,900 per ounce. For these reasons and more, your management team believes that shareholders will be rewarded for their patience.

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1 Donlin Gold project estimates as per the Second Updated Feasibility Study (as defined herein). Represents 100% of measured and indicated mineral resources, of which NOVAGOLD’s share represents 50%. Measured and indicated resources are inclusive of proven and probable mineral reserves. Measured resources total 8M tonnes grading 2.52 g/t Au and indicated resources total 534M tonnes grading 2.24 g/t Au. Proven reserves total 8M tonnes grading 2.32 g/t Au, and probable reserves total 497M tonnes grading 2.08 g/t Au. See “Cautionary Note Concerning Reserve & Resource Estimates” and “Reserve/Resource Table” at www.novagold.com

2 Comparison peer group of 17 projects based on large (2Moz P&P cut off), North/South American gold-focused development projects.

3 2017 average grade of open-pit and underground deposits with gold as primary commodity and over 1 Moz in measured and indicated resources, sourced from S&P Global Market Intelligence.

4 Deferred compensation on sale of Galore Creek totals $100M: including $75M on earlier of PFS or no later than July 27, 2021 and $25M on earlier of FS or no later than July 27, 2023. An additional $75M is receivable upon approval of a Galore Creek construction plan by the owner(s).

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We are very thankful to our Native Corporation partners, Calista and TKC. Their strong support and commitment to Donlin Gold have been the foundation of our success. Our sincere appreciation also goes to the government agencies that have been working so diligently on Donlin Gold and have shown great professionalism and shared commitment to the well-being of the communities where we operate. It’s an incredible amount of work to advance such an important project. And finally, I would like to extend my appreciation to NOVAGOLD’s Board and employees for their vision and commitment, to the Donlin Gold team in Anchorage for all their hard work, and to Barrick, our joint venture partner, for its continued engagement with the project.

Gregory A. Lang
President & CEO

Financial Results

in thousands of U.S. dollars, except for per share amounts

	Three months ended February 28, 2019 $	Three months ended February 28, 2018 $
General and administrative expense (1)	4,340	4,685
Share of losses – Donlin Gold	1,323	1,841
Total operating expenses	5,663	6,526

Loss from operations	(5,663)	(6,526)
Other expense	(303)	(1,370)
Income tax expense	(357)	(66)
Loss from continuing operations for the period	(6,323)	(7,962)
Loss from discontinued operations for the period	—	(253)
Net loss	(6,323)	(8,215)

Loss per share, basic and diluted
Continuing operations	(0.02)	(0.03)
Discontinued operations	—	—
	(0.02)	(0.03)

	At February 28, 2019 $	At November 30, 2018 $
Cash and term deposits	161,777	167,004
Total assets	255,461	260,929
Total liabilities	100,243	100,241

(1) Includes share-based compensation expense of $1,531 and $1,949 for the first quarter-ended February 28, 2019 and 2018, respectively.

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For the first quarter ended February 28, 2019, loss from operations decreased from $6.5 million in 2018 to $5.7 million in 2019 due to lower general and administrative expense and lower costs at Donlin Gold. General and administrative expense decreased by $0.3 million primarily due to lower share-based compensation costs. At Donlin Gold expenses decreased by $0.5 million resulting from a reduction in permitting and optimization activities.

Net loss from continuing operations decreased from $8.0 million ($0.03 per share) in the first quarter of 2018 to $6.3 million ($0.02 per share) in the same period of 2019, primarily due to lower operating losses, higher interest income and accretion of notes receivable, offset by higher interest expense on the promissory note payable to Barrick and foreign exchange losses.

Liquidity and Capital Resources

In the first quarter, total cash, cash equivalents and term deposits decreased by $5.2 million of which $4.3 million was used in operating activities for administrative costs and working capital changes and $0.9 million was used to fund Donlin Gold. Total spending for continuing operations in the first quarter was $1.2 million lower than in the same period of 2018, primarily due to lower permitting and optimization costs at Donlin Gold and higher interest income, partially offset by withholding taxes paid on vested performance share units. Spending in the first quarter of 2018 for discontinued operations included $0.6 million for Galore Creek which was sold in July 2018.

We believe that our cash and term deposits continue to be sufficient to advance Donlin Gold, as well as meet our other financial obligations. Additional capital will be necessary if a decision to commence engineering and construction is reached for the Donlin Gold project. The term deposits are denominated in U.S. dollars and are held at Canadian chartered banks.

2019 Outlook

We continue to anticipate spending approximately $24 million in 2019, $13 million to fund our share of expenditures at the Donlin Gold project and $11 million for general and administrative costs.

NOVAGOLD remains focused on four primary goals in 2019: Continue to advance the Donlin Gold project toward a construction/production decision; maintain an effective corporate social responsibility program; promote a strong safety culture by maintaining a zero lost time accident record; and safeguard the company’s treasury.

Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss these results will take place on April 3, 2019 at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Webcast:	www.novagold.com/investors/events/
North American callers:	1-800-319-4610
International callers:	1-604-638-5340

The webcast will be archived on NOVAGOLD’s website for one year. To request a transcript of the call, please email us at: info@novagold.com.

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About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated mineral resource categories, inclusive of proven and probable mineral reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne in the measured and indicated resource categories on a 100% basis),1 Donlin Gold is regarded to be one of the largest, highest-grade, and most prospective known open-pit gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on state permitting, optimization work, community outreach and workforce development in preparation for the construction and operation of this project. With a strong balance sheet, NOVAGOLD is well-positioned to continue advancing its Donlin Gold project up the value chain.

Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under

NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this press release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit
Manager, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements.  These forward-looking statements include statements regarding the 2019 Outlook; the potential development and construction of Donlin Gold; potential returns to investors and benefits to stakeholders; perceived merit of properties; the advancement of optimization studies at Donlin Gold; potential opportunities to enhance or maximize the value of Donlin Gold; the timing and likelihood of permits; opportunities to reduce capital outlays and improve project economics; the potential completion of an updated feasibility study on the project; mine life and production estimates at Donlin Gold; mineral reserve and resource estimates; work programs; payments from Newmont in connection with the sale of Galore Creek; capital expenditures; timelines; strategic plans; benefits of the Donlin Gold project and market prices for precious metals. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent NOVAGOLD’s management expectations, estimates and projections regarding future events or circumstances on the date the statements are made.

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1 Donlin Gold project estimates as per the Second Updated Feasibility Study (as defined herein). Represents 100% of measured and indicated mineral resources, of which NOVAGOLD’s share represents 50%. Measured and indicated resources are inclusive of proven and probable mineral reserves. Measured resources total 8M tonnes grading 2.52 g/t Au and indicated resources total 534M tonnes grading 2.24 g/t Au. Proven reserves total 8M tonnes grading 2.32 g/t Au, and probable reserves total 497M tonnes grading 2.08 g/t Au. See “Cautionary Note Concerning Reserve & Resource Estimates” and “Reserve/Resource Table” at www.novagold.com

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Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation between NOVAGOLD and Barrick for the continued exploration, and development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in reports and documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC) Industry Guide 7 (“SEC Industry Guide 7”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. NOVAGOLD’s disclosure concerning Reserve & Resources Estimates remains consistent with NI 43-101. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 normally does not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” under SEC Industry Guide 7 in documents filed with the SEC. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” under SEC Industry Guide 7 as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of SEC Industry Guide 7, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC Industry Guide 7. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7.  Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with SEC Industry Guide 7.

On October 31, 2018, the SEC adopted a final rule (“New Final Rule”) that will replace SEC Industry Guide 7 with new disclosure requirements that are more closely aligned with current industry and global regulatory practices and standards, including NI 43-101. Companies must comply with the New Final Rule for the company’s first fiscal year beginning on or after January 1, 2021, which for NOVAGOLD would be the fiscal year beginning December 1, 2021. The New Final Rule provides that SEC Industry Guide 7 will remain effective until all registrants are required to comply with the New Final Rule, at which time SEC Industry Guide 7 will be rescinded. While early voluntary compliance with the New Final Rule is permitted, NOVAGOLD has not elected to comply with the New Final Rule at this time.

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